UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2021

WORLD HEALTH ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30256	59-2762023
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation	Number)	Identification No.)

1825 NW Corporate Blvd. Suite 110, Boca Raton, FL 33431
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 870-0440

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

World Health Energy Holdings, Inc. (the “Company”) filed an amendment (the “Amendment”) to its Certificate of Incorporation, as amended, on October 7, 2021, to increase the Company’s authorized share capital and to change the par value of the Company’s Common Stock. The Amendment increased the Company’s authorized share capital to 750,000,000,000 shares of common stock (from 110,000,000,000 shares) and changed the par value of the common stock to $0.00001 per share (from $0.0007).

Item 8.01 Other Events

Effective upon the Amendment, the Company will issue 387,000,000,000 shares of the Company’s common stock to UCG, Inc., a Florida corporation owned jointly by Gaya Rozensweig and George Baumeohl, the Company’s directors, upon the automatic conversion of all 3,870,000 outstanding shares of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”) issued in April 2020 in connection with the acquisition of RNA, Ltd. From UCG, Inc. The terms of the Series B Preferred Stock were described in the Company’s Current Report on Form 8-K filed on April 30, 2020.

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Health energy Holdings, Inc.

	By:	/s/ Giora Rosenzweig
October 15, 2021		Interim Chief Executive Officer

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